 Second Quarter 2018Earnings Conference Call  7/18/2018

 This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, the impact of the sale of HFC on our performance and financial condition, the impact of the transactions with First NBC and Capital One on our performance and financial condition, including our ability to successfully integrate the businesses, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, and the financial impact of regulatory requirements and tax reform legislation. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook", or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other periodic reports that we file with the SEC.  Important cautionary statement about forward-looking statements  2

Non-GAAP Reconciliations & Glossary of Terms

Throughout this presentation we may use non-GAAP numbers. The items noted below with an asterisk, "*", are considered non-GAAP. Reconciliations of those non-GAAP results to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company's Investor Relations website at hancockwhitney.com/investors.

- 1Q17 - First Quarter of 2017
- 1Q18 - First Quarter of 2018
- 2H18 - Second Half of 2018
- 2Q18 - Second Quarter of 2018
- 3Q18 - Third Quarter of 2018
- 4Q17 - Fourth Quarter of 2017
- 4Q18 - Fourth Quarter of 2018
- AFS - Available for sale securities
- ALLL - Allowance for loan and lease losses
- Annualized - Calculated to reflect a rate based on a full year
- BOLI - Bank-owned life insurance
- CDI - Core Deposit Intangible
- CECL - Current Expected Credit Losses (new accounting standard set for 2020)
- *Core - Excluding purchase accounting items and nonoperating items
- *Core NIM - Reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets
- *Core Revenue - Net interest income (TE) plus noninterest income excluding purchase accounting adjustments and nonoperating items for both categories
- CSO - Corporate strategic objective
- Current Energy Cycle - Refers to the energy cycle beginning in November of 2014 through the most recent quarter end
- DDA - Noninterest-bearing demands deposit accounts
- DTA - Deferred Tax Asset
- E&P - Exploration and Production (Oil & Gas)
- Efficiency ratio - noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items
- EOP - End of period
- EPS - Earnings per share
- FNBC I - Acquired selected assets & liabilities from FNBC
- FNBC II - Acquired selected assets & liabilities of FNBC from FDIC
- FTE - full time equivalent
- HFC - Harrison Finance Company (consumer finance company sold 3/9/18)
- HTM - Held to maturity securities
- IRR - Interest rate risk
- Linked-quarter (LQ) - current quarter compared to previous quarter
- Loan Mark - Fair value discount on loans acquired in a business combination
- LOB - Line of Business
- LPO - Loan production office
- LQA - Linked-quarter annualized
- M&A - Mergers and acquisitions
- MM - Dollars in millions
- NII - Net interest income
- NIM - Net interest margin
- NPA - Nonperforming assets
- O&G - Oil and gas
- *Operating - Financial measure excluding nonoperating items
- ORE - Other real estate
- PAA - Purchase accounting adjustments from business combinations; including loan accretion, offset by any amortization of a bond portfolio premium, amortization of an indemnification asset and amortization of intangibles
- PPNR - Pre-provision net revenue
- RBL - Reserve-based lending
- ROA - Return on average assets
- RR - Risk rating
- SBIC - Small Business Investment Company
- SNC - Shared National Credit
- TCE - Tangible common equity ratio (common shareholders' equity less intangible assets divided by total assets less intangible assets)
- TCJA - Tax Cuts and Jobs Act
- TDR - Troubled Debt Restructuring
- TE - Taxable equivalent (calculated using the current statutory federal tax rate)
- Y-o-Y - Year over year

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Corporate Profile (as of June 30, 2018)

- $27.9 billion in Total Assets
- $19.4 billion in Total Loans
- $22.2 billion in Total Deposits
- Tangible Common Equity (TCE) ratio 7.76%
- Nearly 200 banking locations and 269 ATMs across our footprint
- Approximately 3,800 (FTE) employees corporate-wide
- Rated among the strongest, safest financial institutions in the country by BauerFinancial, Inc. for 115 consecutive quarters
- Earned top customer service marks with Greenwich Excellence Awards
- Moody's long-term issuer rating: Baa3
- S&P long-term issuer rating: BBB



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HANCOCK WHITNEY

 Purchase of Capital One’s Trust & Asset Management Business  Transaction closed July 13, 2018Expected to contribute $.07-$.08 EPS for full year 2019Hancock Whitney is now a Top 50 trust firm in the USSecures one of the highest market shares of trust and asset management business along the I-10 corridor from Beaumont, TX to Gulfport, MSEstablishes Hancock Whitney as a preeminent Wealth Management provider in Louisiana, southern Mississippi and across the Gulf South regionOpens opportunities to expand relationships with Private Banking, Wholesale Banking, and Retail ServicesHelps to achieve our strategic goal of increasing noninterest income as a component of total revenue  5

Second Quarter 2018 Highlights

(compared to first quarter 2018)

- Effective May 25th our name changed to Hancock Whitney Corporation and Hancock Whitney Bank; new ticker "HWC"
- Net income decreased $1.3 million, or 2% linked-quarter; excluding nonoperating items, earnings increased $5.4 million, or 7%
- Second quarter included $15.8 million of nonoperating items related to brand consolidation project ($9.8 million), the Capital One trust and asset management purchase ($1.5 million), restructuring of a portion of our BOLI investments ($3.2 million), and other miscellaneous items ($1.3 million)
- Operating leverage increased approximately $4 million linked-quarter; revenue up $7.5 million, operating expense up $3.7 million
- Efficiency ratio improved 11 bps to 57.4%
- Return on average assets (ROA) declined 4 bps to 1.04%; excluding nonoperating items, ROA increased 5 bps to 1.22%
- NIM increased 3 bps to 3.40%
- Criticized loans declined $187 million or 17% LQ; $115 million energy, $72 million nonenergy

($s in millions; except per share data)	2Q18	1Q18	2Q17
Net Income	$71.2	$72.5	$52.3
Earnings Per Share – diluted	$.82	$.83	$.60
Return on Assets (%) (ROA)	1.04	1.08	0.79
Return on Tangible Common Equity (%) (ROTCE)	13.72	14.41	10.69
Net Interest Margin (%)	3.40	3.37	3.43
Net Charge-offs (%)	0.11	0.26	0.13
Tangible Common Equity (%)	7.76	7.80	7.65
Results Excluding Nonoperating Items (operating)*			
Nonoperating Items (pre-tax)	$15.8	$7.0	$10.6
Operating income	$83.7	$78.3	$59.2
Earnings Per Share – diluted	$.96	$.90	$.68
Pre-provision net revenue (TE)	$115.9	$112.1	$102.9
ROA (%)	1.22	1.17	0.89
ROTCE (%)	16.12	15.56	12.11
Efficiency Ratio (%)	57.4	57.5	60.6

*Non-GAAP

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 Growth Diversified Across Footprint and Many Lines of Business  Loans totaled $19.4 billion at quarter-end, an increase of $278 million, or 6% LQALoan portfolio 51% variable56% of variable loans are LIBOR-based 96% of the LIBOR loans are tied to 1mo L4% of the LIBOR loans are tied to 3mo LApproximately 33% tied to Wall Street Journal PrimeNet loan growth during the quarter continues to be diversified both regionally and in areas identified as part of the company’s revenue-generating initiativesExpect loan growth for 3Q18 in the range of $250-$300 million; expect year-over-year EOP loan growth between 5-6%  7

 Well-Diversified Loan Portfolio  8

 Asset Quality Improvement - Criticized Commercial Loans Declined 17% LQ  Total criticized loans  $1,113  $1,108  $1,256  $1,268  $1,189  $1,153  $1,092  $1,076  $1,084  $897  Criticized –nonenergy  $352  $310  $363  $379  $452  $466  $485  $526  $561  $489  Criticized – energy  $761  $798  $893  $889  $737  $687  $607  $550  $523  $408      Criticized commercial loans totaled $897 million at June 30, 2018, down $187 million, or 17%, from March 31, 2018Criticized energy loans totaled $408 million at June 30, 2018, down $115 million, or 22%, linked-quarter; declines in all major segmentsCriticized nonenergy loans totaled $489 million at June 30, 2018, down $72 million, or 13%, linked-quarterProvision for loan losses was $8.9 million, down $3.4 million linked-quarterNet charge-offs totaled $5.1 million, or 11 bps, down from $12.2 million, or 26 bps, in 1Q18  9

 Asset Quality Improvement - Nonperforming Loans Declined 11% LQ  Total nonperforming loans  $283  $302  $311  $358  $310  $329  $366  $373  $442  $394  Nonperforming loans - nonenergy  $124  $105  $112  $119  $116  $121  $145  $159  $163  $157  Nonperforming loans – energy  $159  $197  $199  $239  $194  $208  $221  $214  $279  $237  Total HWC Nonperforming Loans(nonaccrual loans + TDRs)    NPA ratio 2.15%, down 30 bps linked-quarter Nonperforming assets totaled $417 million, down $52 million from March 31, 2018Nonperforming energy loans totaled $237 million at June 30, 2018, down $42 million, or 15%, linked-quarterNonperforming nonenergy loans totaled $157 million at June 30, 2018, down $6 million, or 4%, from first quarter of 2018  10

Energy Portfolio At Strategic Goal of 5%



Support Nondrilling 50%
Upstream (RBL) 32%
Midstream 6%
Support Drilling 12%

- Energy loans totaled $985 million, or 5.1% of total loans, down $69 million linked-quarter and down $247 million compared to a year earlier
  - Linked-quarter change reflects $137 million in net reductions and $5.0 million of charge-offs, offset by $73 million in fundings
  - Energy charge-offs in 2Q18 offset by $6.9 million of energy-related recoveries
- Net decrease in outstandings of $69 million linked-quarter and a $126 million decrease in total commitments
- Net decrease of $28 million in nonaccrual energy loans
- Accruing energy TDRs totaled $149 million at June 30, 2018



Energy Portfolio as a % of Total Loans
14.0%
13.0%
12.0%
11.0%
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18

As of June 30, 2018									
($ in millions)	Total Outstanding	Total Commitment	% Utilization	$ Criticized	% Criticized	$ Nonaccrual*	% Nonaccrual*	$ 30-day Past Due**	% 30-day Past Due**
Upstream	$313	$604	52%	$120	38%	$13	4%	$1	0%
Midstream	$60	$88	68%	$-	-	$-	-	$-	-
Support Drilling	$122	$202	61%	$43	35%	$3	2%	$17	14%
Support Nondrilling	$489	$635	77%	$246	50%	$72	15%	$44	9%
Downstream	$1	$58	1%	$-	-	$-	-	$-	-
Total Energy	$985	$1,586	62%	$408	41%	$88	9%	$62	6%

* Nonaccruals exclude accruing TDRs; **Includes accrual and nonaccrual loans

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Adequate Reserve Coverage

Total

2Q18	Nonenergy	Energy	Total
General Reserves	$137.8MM	$44.0MM	$181.8MM
Impaired Reserves	$5.5MM	$15.0MM	$20.5MM
PCI Reserves	$12.2MM	--	$12.2MM
Total Allowance for Credit Losses	$155.5MM	$59.0MM	$214.5MM
Loans	$18,386MM	$985MM	$19,371MM
Coverage Ratio at 6-30-18	0.85%	6.0%	1.11%
Coverage Ratio at 3-31-18	0.82%	5.9%	1.10%

- Allowance for loan losses (ALLL) $214.5 million in 2Q18, up $3.8 million linked-quarter
- ALLL for energy credits $59 million at June 30, 2018, down $3.6 million from March 31, 2018
- Nonenergy ALLL $155.5 million as of June 30, 2018, up $7.4 million from March 31, 2018

Energy

2Q18	Upstream	Midstream	Support Drilling	Support Nondrilling	Total Energy
General Reserves	$8.3MM	$0.8MM	$5.6MM	$29.3MM	$44.0MM
Impaired Reserves	---	---	$0.7MM	$14.3MM	$15.0MM
Total Energy Allowance	$8.3MM	$0.8MM	$6.2MM	$43.6MM	$59.0MM
Loans	$313MM	$60MM	$122MM	$489MM	$985MM
Total Energy Allowance %	2.65%	1.37%	5.1%	8.91%	6.0%

- Net charge-offs to-date for the current energy cycle (Nov '14 – Jun '18) total $79 million
- Management continues to believe the current reserve is adequate and estimates that net charge-offs from energy-related credits could approximate up to $95 million over the duration of the cycle
- Higher oil prices are helpful in the recovery of credits impacted by the energy cycle, however, we believe the key to resolution of many of those credits, especially in support services, is stabilization of prices over the longer term

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 Securities Portfolio   Portfolio totaled $6.1 billion, up $184 million, or 3%, linked-quarterYield 2.50%, up 4 bps linked-quarterPremium amortization relatively unchanged linked-quarterUnrealized net loss of $109.9 million on AFS compared to $93.3 million at March 31, 201850% HTM, 50% AFSDuration 4.89 years compared to 4.87 years in 1Q18Balance sheet is asset sensitive over a 2 year period to rising interest rates under various shock scenarios  13

 Solid Levels Of Core Deposit Funding  Total deposits $22.2 billion, down $250 million, or 1%, linked-quarterNoninterest-bearing demand deposits (DDA) decreased $64 million Interest-bearing transaction and savings deposits decreased $347 millionTime deposits increased $414 million Interest-bearing public fund deposits decreased $253 millionFunding mix remained strongDDA comprised 37% of total period-end depositsCost of funds up 6 bps to 64 bpsAverage loan/deposit ratio 87%, virtually unchanged linked-quarter  14

 Reported net interest margin (NIM) of 3.40%, up 3 bps linked-quarterLoan yield up 12 bpsYield on securities portfolio up 4 bpsCost of funds up 6 bpsCore NIM (TE) of 3.31% up 5 bps linked-quarter  NIM (TE) Expansion of 3 bps LQ as Deposit Betas Decline  Betas  2Q18  1Q18  4Q15-2Q18  Loans  44%  47%  48%  Deposits  17%  29%  21%  15

 Focus On Growing Noninterest Income   Noninterest income, totaled $68.8 million, up $2.6 million, or 4%Loss on the sale of the consumer finance company (HFC) totaled $1.1 million in first quarter of 2018Expect trust and asset management transaction to add approximately $6 million per quarter to fee income beginning in 3Q18Capital One trust and asset management transaction closed July 13, 2018Seasonal increases in trust and mortgage lines of businessIncreased card activity resulted in an increase in bankcard and ATM fees  16

 Growth in Balance Sheet and Revenue Drive Higher Expenses  Operating expense (noninterest expense excluding nonoperating items) totaled $168.6 million, up $3.7 million, or 2%Nonoperating expenses totaled $15.8 million in 2Q18 and $5.9 million in 1Q18Consumer finance company (HFC) expenses totaled $2.5 million in 1Q18; sold March 9, 2018Efficiency ratio improved 11 bps to 57.4%Expect trust and asset management transaction to add approximately $6 million per quarter to both 3Q18 and 4Q18 expensesLinked-quarter changes noted below adjusted for HFC  17  Annual merit increase and incentive pay  Annual insurance renewals  DP, professional services, regulatory and business development

 Managing Our Capital In The Best Interests of All Stakeholders  TCE ratio 7.76%, down 4 bps linked-quarterGrowth in tangible assets -18 bpsTangible net earnings +29 bpsOCI -9 bps; mostly related to higher unrealized loss on the AFS securities portfolioDividends -8 bpsStock-based comp activity & other +2 bpsWill continue to manage capital in the best interests of the Company and our shareholdersOrganic growthContinuing to review M&A opportunities; strategy unchangedDividend payout ratio targeted between 30-40% of net incomeStock buybacks    Tangible Common Equity Ratio  Leverage (Tier 1) Ratio  Tier 1 Risked-Based Capital Ratio  Total Risk-Based Capital Ratio  June 30, 2018  7.76%  8.65%(e)  10.49%(e)  12.13%(e)  March 31, 2018  7.80%  8.51%  10.35%  12.00%  December 31, 2017  7.73%  8.43%  10.21%  11.90%  September 30, 2017  7.80%  8.34%  10.10%  11.84%  June 30, 2017  7.65%  8.21%  10.01%  11.76%  (e) Estimated for most recent period-end  18

 Near-Term Outlook    2Q18 Actual  Items to note  2H18 Outlook  Loans  up $278 million or 6% LQA; up $897 million or 5% Y-o-Y  Energy loans declined $69 million and total just under $1 billion or 5.1% of total loans  Expect net loan growth of $250-$300 million for 3Q18 and 5%-6% EOP growth year-over-year  Net Interest Margin (NIM)  3.40%3.31% (core)  up 3 bps LQup 5 bps LQ  Absent any additional rate hikes expect NIM to remain relatively stable in the second half of 2018; expect each additional 25 bps increase in rates to widen the NIM 2-4 bps  Noninterest Income  $68.8 million    Expect operating noninterest income to increase 8%-9% for the year compared to 2017Capital One transaction to add approximately $6MM in trust fees per quarter in 2H18  Loan Loss Provision  $8.9 million    Expected range of $8-$10 million in third and fourth quarters of 2018  Operating expense  $168.6 million    Expect operating expense to increase 3%-4% for the year compared to 2017Capital One transaction to add approximately $6MM per quarter in 2H18  Effective Tax Rate  18%    Expect the effective tax rate to approximate 18% and 15% in 3rd and 4th quarters of 2018 respectively  Nonoperating items  $15.8 million  Brand consolidation project ($9.8 million), Capital One trust and asset management purchase ($1.5 million), restructuring of a portion of our BOLI investments ($3.2 million), and other miscellaneous items ($1.3 million)  Nonoperating items anticipated in 2H18: Relocation expenses for Hancock Whitney Center in New Orleans; Expenses related to the Capital One Trust & Asset Management acquisition  19

 Long-Term Outlook – Goal To Achieve Objectives By 4Q19    Quarterly Objective  2Q18 Actual  Earnings (EPS)/quarter (excluding nonoperating items)  $1.00 - $1.10+  $.96  ROA (operating)  1.15% - 1.25%+  1.22%  TCE  8.5%+  7.76%  ROTCE (operating)  15%+  16.12%  Efficiency Ratio  ≤56%  57.4%  2018/2019 Corporate Strategic Objectives (CSOs)   20

 Non-GAAP Reconciliations

Operating Earnings & Operating EPS Reconciliations

	Three Months Ended				
(in thousands, except per share amounts)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Net Income	$71,177	$72,475	$ 55,449	$58,902	$52,267
Net income allocated to participating securities	(1,328)	(1,366)	(1,104)	(1,244)	(1,166)
Net income available to common shareholders	$69,849	$71,109	$54,345	$57,658	$51,101
Nonoperating items, net of applicable income tax	12,486	5,782	19,520	7,405	6,902
Nonoperating income allocated to participating securities	(233)	(109)	(390)	(156)	(154)
Operating net income available to common shareholders	$82,102	$76,782	$73,475	$64,907	$57,849
Weighted average common shares - diluted	85,483	85,423	85,303	84,980	84,867
Earnings per share - diluted	$0.82	$0.83	$0.64	$0.68	$0.60
Operating earnings per share - diluted	$0.96	$0.90	$0.86	$0.76	$0.68

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Operating ROA, ROE & ROTCE Reconciliations

	Three Months Ended				
(dollars in thousands, except ratios)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Net Income	$71,177	$72,475	$55,449	$58,902	$52,267
Nonoperating items, net of income tax benefit	12,486	5,782	—	7,405	6,902
Income tax resulting from re-measurement of deferred tax asset	—	—	19,520	—	—
Operating earnings	$83,663	$78,257	$74,969	$66,307	$59,169
Average Assets	$27,485,052	$27,237,077	$26,973,507	$26,677,573	$26,526,253
Average Equity	$2,908,997	$2,872,813	$2,867,475	$2,838,517	$2,786,566
Average Tangible Common Equity	$2,081,237	$2,039,544	$2,034,313	$2,001,410	$1,960,469
Return on average assets - operating	1.22%	1.17%	1.10%	0.99%	0.89%
Return on average equity - operating	11.54%	11.05%	10.37%	9.27%	8.52%
Return on average tangible common equity - operating	16.12%	15.56%	14.62%	13.14%	12.11%

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Operating Revenue (TE) & Operating PPNR (TE) Reconciliations

	Three Months Ended				
(dollars in thousands)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Net interest income	$211,547	$205,664	$208,047	$202,857	$199,717
Noninterest income	68,832	66,252	69,688	67,115	67,487
Total revenue	$280,379	$271,916	$277,735	$269,972	$267,204
Taxable equivalent adjustment	4,081	3,963	8,949	8,579	8,564
Nonoperating revenue	—	1,145	—	—	—
Operating revenue (TE)	$284,460	$277,024	$286,684	$278,551	$275,768
Noninterest expense	(184,402)	(170,791)	(168,063)	(177,616)	(183,470)
Nonoperating expense	15,805	5,853	—	11,393	10,617
Operating pre-provision net revenue (TE)	$115,863	$112,086	$118,621	$112,328	$102,915

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Core NII (TE) & Core NIM (TE) Reconciliation

	Three Months Ended				
(dollars in thousands, except ratios)	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Net interest income	$211,547	$205,664	$208,047	$202,857	$199,717
Taxable equivalent adjustment (a)	4,081	3,963	8,949	8,579	8,564
Net interest income (TE)	$215,628	$209,627	$216,996	$211,436	$208,281
Purchase accounting adjustments:					
Net loan discount accretion (b)	6,376	7,108	8,280	7,711	8,801
Net investment premium amortization (c)	(259)	(315)	(320)	(364)	(398)
Net purchase accounting accretion	6,117	6,793	7,960	7,347	8,403
Net interest income (TE) - core	$209,511	$202,834	$209,036	$204,089	$199,878
Average earning assets	$25,391,025	$25,106,283	$24,812,676	$24,487,426	$24,338,130
Net interest margin (TE) - reported	3.40 %	3.37 %	3.48 %	3.44 %	3.43 %
Net purchase accounting adjustments	0.09 %	0.11 %	0.13 %	0.12 %	0.14 %
Net interest margin (TE) - core	3.31 %	3.26 %	3.35 %	3.32 %	3.29 %

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21% for the three months ended 3/31/2018 and 6/30/2018, and 35% for all other periods presented.

(b) Includes net loan discount accretion arising from business combinations.

(c) Includes net investment premium amortization arising from business combinations.

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Appendix

 Operating Earnings  See slides 22-25 for non-GAAP reconciliations  27            2Q17    3Q17    4Q17    1Q18    2Q18    Operating Earnings ($000)        59,169    66,307    74,969    78,257    83,663    Operating EPS       $0.68   $0.76   $0.86   $0.90   $0.96    Net Interest Income (TE) ($000)        208,281    211,436    216,996    209,627    215,628    Noninterest Inc excl non-op ($000)        67,487    67,115    69,688    67,397    68,832    Operating Expense excl non-op ($000)        172,853    166,223    168,063    164,938    168,597    Provision ($000)        14,951    13,040    14,986    12,253    8,891

 Key Operating Ratios  See slides 22-25 for non-GAAP reconciliations  28            2Q17    3Q17    4Q17    1Q18    2Q18    Operating Return on Assets       0.89%  0.99%  1.10%  1.17%  1.22%   Operating Return on Equity       8.52%  9.27%  10.37%  11.05%  11.54%   Operating Return on TCE       12.11%  13.14%  14.62%  15.56%  16.12%   Tangible Common Equity Ratio       7.65%  7.80%  7.73%  7.80%  7.76%   Net Interest Margin (TE)       3.43%  3.44%  3.48%  3.37%  3.40%   Operating Efficiency Ratio       60.59%  57.50%  56.57%  57.51%  57.40%

 Balance Sheet Summary  29            2Q17    3Q17    4Q17    1Q18    2Q18    Average Loans ($MM)        18,369    18,591    18,840    19,028    19,193    Average Total Securities ($MM)        5,242    5,680    5,801    5,897    6,032    Average Deposits ($MM)        20,933    21,350    21,763    22,043    22,101    Loan Yield (TE)       4.36%  4.39%  4.46%  4.43%  4.55%   Securities Yield (TE)       2.52%  2.48%  2.50%  2.46%  2.50%   Cost of Interest Bearing Dep       0.56%  0.64%  0.68%  0.78%  0.86%

 Historical Energy Data  $s in millions  Energy Outstandings by Type  30

 Energy Portfolio Support Services  31

 Second Quarter 2018Earnings Conference Call  7/18/2018